SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                  July 14, 2000


                             FIDELITY BANCORP, INC.
                     ---------------------------------------
             (Exact name of Registrant as specified in its Charter)




        Pennsylvania                   0-22288              25-1705405
       --------------                 ---------             -----------
(State or other jurisdiction        (SEC File No.)  (IRS Employer Identification
      of incorporation)                                       Number)


1009 Perry Highway, Pittsburgh, Pennsylvania                   15237
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(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code:       (412) 367-3300
                                                          --------------


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last Report)

                      INFORMATION TO BE INCLUDED IN REPORT
                      ------------------------------------



Item 5.  Other Events
---------------------

         On February 18, 2000, the Registrant entered into an Agreement and Plan of Merger with Pennwood Bancorp, Inc. to purchase all of the outstanding common stock of Pennwood. On May 9, 2000, Fidelity Savings Bank, the wholly-owned subsidiary of the Registrant, signed a definitive Agreement with The Farmers National Bank of Kittanning, Kittanning, Pennsylvania, to sell to Farmers the real property, furniture, fixtures and equipment, and to transfer the deposit liabilities of the two Kittanning branches of Pennwood Savings Bank.

         The closing of the merger with Pennwood Bancorp, Inc. and the sale of the branch offices to The Farmers National Bank of Kittanning, subject to several conditions, are both expected to occur at the close of business on July 14, 2000. Effective July 15, 2000, the main office of Pennwood Savings Bank will become a branch office of Fidelity Savings Bank. A copy of a press release issued July 11, 2000 by the Registrant is attached hereto as Exhibit 99 and is incorporated herein by reference in its entirety.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
--------------------------------------------------------------------------------

Exhibit 99 -- Press Release, dated July 11, 2000, concerning the closing of  the
----------    merger with Pennwood Bancorp, Inc.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   FIDELITY BANCORP, INC.


Date:    July 11, 2000             By:     /s/William L. Windisch
                                           -------------------------------------
                                           William L. Windisch
                                           President and Chief Executive Officer